UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2014

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salaries

On March 4, 2014, the Compensation Committee of Vishay Intertechnology, Inc.'s (the "Company") Board of Directors approved the 2014 base salary for Dr. Gerald Paul, the Company's President and Chief Executive Officer, and the Board of Directors approved the 2014 base salaries of the Company's other Named Executive Officers, upon the recommendation of the Company's Compensation Committee.

The base salaries for 2014 are set forth below.

Name	Positions Held	2014 Base Salary
Marc Zandman	Executive Chairman of the Board, Chief Business Development Officer, and President - Vishay Israel Ltd	NIS 3,171,990 (approximately $880,000) (a)
Dr. Gerald Paul	President and Chief Executive Officer	€879,490 (approximately $1,160,000) (b)
Lori Lipcaman	Executive Vice President and Chief Financial Officer	€344,790 (approximately $450,000) (b)
Dieter Wunderlich	Executive Vice President and Chief Operating Officer	€397,840 (approximately $520,000) (b)
Johan Vandoorn	Executive Vice President and Chief Technical Officer	€387,230 (approximately $510,000) (b)
David Valletta	Executive Vice President Worldwide Sales	$450,900

(a)	Salary will be paid in Israeli shekels
(b) Salary will be paid in Euro

Non-equity Incentive Compensation

Also on March 4, 2014, the Board of Directors approved certain changes in the employment arrangements of certain Named Executive Officers, upon the recommendation of the Company's Compensation Committee. These arrangements are expected to be included in amendments to the employment agreements of these executive officers.

The employment agreements of Ms. Lipcaman, and Mssrs. Wunderlich, Vandoorn, and Valletta will be amended to provide for changes to their annual cash incentive bonus beginning in 2014.  Each executives' cash incentive bonus will be based in part on a percentage of adjusted net earnings, and in part on achievement of personal performance goals and objectives, recommended by the Chief Executive Officer and approved by the Compensation Committee.  Each of these executives' annual cash incentive bonus will be capped at 100% of base salary.

Item 7.01 – Regulation FD Disclosure

The quarterly cash dividend program of the Company results in adjustments to the conversion rate and effective conversion price for each issuance of the Company's convertible senior debentures, specifically, the 2.25% Convertible Senior Debentures due 2040, the 2.25% Convertible Senior Debentures due 2041, and the 2.25% Convertible Senior Debentures due 2042.  As required by the indentures governing the terms of each issuance of debentures, the Company has delivered a notice and officers' certificate to the trustees regarding these adjustments.

Pursuant to the indentures governing the terms of each issuance of debentures, effective February 27, 2014 (the ex-dividend date), the adjusted conversion rate and adjusted effective conversion price are as follows (subject to the conditions applicable to conversion of debentures set forth in the  indentures):

	Due 2040	Due 2041	Due 2042

Conversion Rate (shares of common stock per $1,000 principal amount of debentures)	72.3396	52.7896	85.0541
Effective conversion price (per share)	$13.82	$18.94	$11.76

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer